UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552
(Address of principal executive offices) (Zip Code)

 (516) 693-5500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, Ben Zimmerman notified GTJ REIT, Inc. (the “Company”) that he would resign his position as Chief Financial Officer and Treasurer of the Company.  Mr. Zimmerman’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company and Mr. Zimmerman executed a Severance Agreement and General Release effective as of November 13, 2017 (the “Severance Agreement”).  The Severance Agreement provides for a separation payment to Mr. Zimmerman in the amount of $112,287.25 and an additional payment to Mr. Zimmerman in the amount of $37,712.75 for the repurchase of 3,005 shares of the Company’s restricted common stock.  The Severance Agreement also contains a general release of claims, confidentiality and non-disparagement provisions, and certain other provisions that are customary in agreements of this nature.  Mr. Zimmerman may revoke the Severance Agreement by giving written notice to the Company within seven days after the date he signed the Severance Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2017

GTJ REIT, Inc.

By: /s/ Louis Sheinker

Louis Sheinker

President and Chief Operating Officer